United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report: December 2, 2002
(Date of earliest event reported)

Equity Marketing, Inc.

(exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	23346 (Commission File No.)	13-3534145 (I.R.S. Employer Identification No.)

6330 San Vicente Boulevard
Los Angeles, California 90048
(Address of Principal executive offices, including zip code)

(323) 932-4300
(Registrant’s telephone number, including area code)

ITEM 9. REGULATION FD DISCLOSURE
SIGNATURES

ITEM 9. REGULATION FD DISCLOSURE

     In a December 2, 2002 press release, Burger King Corporation (“Burger King”) confirmed that Equity Marketing, Inc. (the “Company”) will retain its role as Burger King’s primary creative and manufacturing agency of record worldwide and announced the addition of Premium Surge, a division of Chicago-based DraftWorldwide, as Burger King’s second premium agency to handle toys for kids promotions for Burger King restaurants worldwide.

     The Company has provided creative and manufacturing promotional services to the Burger King Corporation since 1986. In addition to its continued role as Burger King’s primary creative and manufacturing agency for premium programs, the Company also provides other strategic marketing services for the Burger King system, including domestic and international calendar planning, domestic logistics management services, and international franchisee order request operations. The Company is in the process of negotiating revised longer term contracts specifying the revised terms of the creative and manufacturing agency relationship with Burger King and Restaurant Services, Inc., the exclusive purchasing cooperative for the Burger King system. Management believes the new contracts, which are expected to be executed in the next two months, will provide the Company with a guaranteed significant majority of Burger King’s premium manufacturing business worldwide during the term of the agreement, thereby improving the overall visibility and predictability of the Company’s Burger King related revenues during the period.

     Burger King indicated in its press release that after an extensive review of 18 candidates, both the Company and Premium Surge were selected as global premium agencies, having exceeded Burger King Corporation’s premium manufacturing guidelines. The use of two agencies is consistent with Burger King’s past practices with respect to premium manufacturing.

     The Company confirms its previously announced guidance for the fourth quarter and for the full year 2002. For the fourth quarter, the Company expects revenues to be between $69 million and $74 million, and diluted earnings per share to range from $0.45 to $0.50. For 2002, the Company expects revenues to be between $205 million and $210 million, and diluted earnings per share before charges to range from $1.05 to $1.10. The Company also reaffirms its revenue and earnings guidance for 2003. For the full year 2003, the Company expects revenue to range between $230 million and $260 million, and diluted earnings per share to range between $1.20 and $1.50.

     The foregoing description of the Company’s relationship with Burger King Corporation does not purport to be complete and is qualified in its entirety by reference to the Company’s periodic reports filed with the Securities and Exchange Commission. Certain expectations and projections regarding the future performance of the Company discussed in this report are forward-looking and are made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These expectations and projections are based on currently available competitive, financial and economic data along with the Company’s operating plans and are subject to future events and uncertainties. Management cautions the reader that the following factors, among others, could cause the Company’s results of operations to differ significantly from those expressed in forward-looking statements: the Company’s ability to increase the distribution outlets for its products; the market’s response to new product introductions; and the financial impact of licensing agreements and new product introductions. The Company undertakes no obligation to publicly release the results of any revisions to forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The risks highlighted herein should not be assumed to be the only items that could affect the future performance of the Company.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITY MARKETING, INC.

Date: December 2, 2002	By:	/s/ Lawrence J. Madden

Lawrence J. Madden, Executive Vice President and Chief Financial Officer

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